SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)

One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)

DOVER CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	53-0257888 (I.R.S. Employer Identification No.)

280 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip code)

4.875% Notes due 2015
5.375% Debentures due 2035
(Title of the indenture securities)

Item 1. General Information.
Item 2. Affiliations with Obligor.
Item 16. List of Exhibits.
SIGNATURE

Item 1. General Information.
 Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	2 Rector Street, New York, N.Y. 10006 and Albany, N.Y. 12203 33 Liberty Plaza, New York, N.Y. 10045 550 17th Street, N.W., Washington, D.C. 20429 New York, N.Y. 10005
(b)	Whether it is authorized to exercise corporate trust powers.
 Yes.
Item 2. Affiliations with Obligor.
 If the obligor is an affiliate of the trustee, describe each such affiliation.
 None.
Item 16. List of Exhibits.
          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25(a) to Registration Statement No. 333-102200.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

ii

SIGNATURE
          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of October, 2005.

THE BANK OF NEW YORK
By:	/s/ Remo J. Reale
	Name:	Remo J. Reale
	Title:	Vice President

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EXHIBIT 7
(Page 1 of 3)

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,753,000
Interest-bearing balances	6,045,000
Securities:
Held-to-maturity securities	2,183,000
Available-for-sale securities	21,741,000
Federal funds sold and securities purchased under agreements to resell Federal funds sold in domestic offices	5,486,000
Securities purchased under agreements to resell	192,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	32,953,000
LESS: Allowance for loan and lease losses	558,000
Loans and leases, net of unearned income and allowance	32,395,000
Trading Assets	6,114,000
Premises and fixed assets (including capitalized leases)	812,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	278,000
Customers’ liability to this bank on acceptances outstanding	68,000
Intangible assets:
Goodwill	2,039,000
Other intangible assets	736,000
Other assets	5,237,000

Total assets	$86,079,000

EXHIBIT 7
(Page 2 of 3)

LIABILITIES
Deposits:
In domestic offices	$38,768,000
Noninterest-bearing	18,417,000
Interest-bearing	20,351,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	26,246,000
Noninterest-bearing	462,000
Interest-bearing	25,784,000
Federal funds purchased and securities sold under agreements to repurchase Federal funds purchased in domestic offices	1,224,000
Securities sold under agreements to repurchase	126,000
Trading liabilities	2,927,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,245,000
Not applicable Bank’s liability on acceptances executed and outstanding	69,000
Subordinated notes and debentures	1,440,000
Other liabilities	5,976,000

Total liabilities	$78,021,000

Minority interest in consolidated subsidiaries	139,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,089,000
Retained earnings	4,716,000
Accumulated other comprehensive income	-21,000
Other equity capital components	0
Total equity capital	7,919,000

Total liabilities, minority interest, and equity capital	$86,079,000

EXHIBIT 7
(Page 3 of 3)
I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas J. Mastro,
Senior Vice President and Comptroller
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors